UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 15, 2026
SHORE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-22345	52-1974638
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)
18 E. Dover Street, Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)
(410) 763-7800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	SHBI	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 15, 2026, the Board of Directors of Shore United Bank, N.A. (the “Bank”), the wholly-owned subsidiary of Shore Bancshares, Inc. (the “Company”), appointed B. Scot Ebron to the office of President of the Bank. Mr. Ebron, age 57, has served as the Bank’s Chief Banking Officer since July 1, 2023. Prior to that time, he served as Chief Banking Officer of The Community Financial Corporation. Mr. Ebron was also appointed to the Board of Directors of the Bank. James M. Burke will continue to serve as Chief Executive Officer of the Bank and President and Chief Executive Officer of the Company.
A copy of the Company’s press release announcing the appointment is attached hereto as Exhibit 99.1 and hereby incorporated by reference.
Item 9.01 Exhibits

Exhibit No.	Description
99.1	Press Release dated June 16, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: June 16, 2026	By:	/s/ James M. Burke
James M. Burke
President and Chief Executive Officer